Exhibit 99.1
REVOCABLE PROXY
STERLING BANK
ANNUAL MEETING OF SHAREHOLDERS
        , 2006

The undersigned, revoking all previous proxies, hereby appoints A. Theodore Eckenhoff and Jeffrey P. Taylor and each of them, individually, to act as attorneys in fact and proxies for the undersigned with full power of substitution, to vote as indicated below all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Sterling Bank to be held at 5:00 PM on              , 2006 (the "Meeting"), at the Bank’s principal office, 3100 Route 38, Mount Laurel, New Jersey, or at any postponement or adjournment thereof.

1.  Election of Directors:

__________________  For all nominees listed below
__________________  Withhold authority to vote for all nominees listed below
__________________  Withholding authority to vote for nominee(s) whose name(s) is/are written on the line below:

Nominees:

 01 - S. David Brandt Esq., 02 - Jeffrey Dubrow, 03 - A. Theodore Eckenhoff, 04 - Benjamin D. Goldman, 05 - R. Scott Horner, 06 - James L. Kaltenbach, M.D., 07 - Robert H. King, 08 - Howard E. Needleman, 09 - Luis G. Rogers, 10 - Ronald P. Sandmeyer, Sr., 11 - Jeffrey P. Taylor, and 12 - James W. Yoh, Ph.D.

2.  Formation of Holding Company:

Proposal to approve the Plan of Acquisition dated April 28, 2006 whereby the Bank will be reorganized into the holding company form of organization and will become a wholly-owned subsidiary of a newly-formed holding company called Sterling Banks, Inc., and each share of common stock of the Bank (other than dissenting shares) will automatically be converted into one share of common stock of Sterling Banks, Inc.

☐ For	☐ Against	☐ Abstain

3.  Approval of the 2006 Employee Stock Option Plan

Proposal to approve the 2006 Employee Stock Option Plan, adopted by the Board of Directors on February 28, 2006.

☐ For	☐ Against	☐ Abstain

4.  Adjournment

Approval of proposal to give the Bank’s board of directors discretion to vote upon any other matters that may properly be brought before the Annual Meeting, including a motion to adjourn the Annual Meeting in order to solicit additional proxies.

☐ For	☐ Against	☐ Abstain

Please sign and date this proxy on the reverse side and return it promptly.

This proxy is solicited on behalf of the Board of Directors of Sterling Bank. Unless otherwise directed, the shares will be voted “FOR” the election of all nominees for directors listed on the reverse side hereof, “FOR” approval of the Holding Company Reorganization, “FOR” approval of the 2006 Employee Stock Option Plan, and “FOR” the adjournment proposal. Such attorneys and proxies are authorized to vote in their discretion upon such other business which may property come before the Meeting or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement.

Date:

Signature of Shareholder

Signature of Co-Shareholder (if any)
Note: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer and affix the corporate seal. Where stock issued in the name of two (2) or more persons all such per-sons should sign.